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                                                            EXHIBIT 10.7
October 29, 1996


Cascade Natural Gas Corporation
222 Fairview Avenue North
Seattle, Washington U.S.A.
98109

Attention:  Ms. Melissa Whitten

Dear Madam:

Re: Canadian Hydrocarbons Marketing Inc./Cascade Natural Gas Corporation Natural gas Sales Agreement Dated November 1, 1990 As Amended

Pursuant to Section 7.09 of the captioned agreement, Westcoast Gas Services, Inc. ("WGSI") and Cascade Natural Gas Corporation ("CASCADE") agree that the following Gas Commodity Price and Reserves Standby Fee shall apply for the contract year November 1, 1996 to October 31, 1997.

(A)  GAS COMMODITY PRICE

     The Gas Commodity Price payable by Cascade per MMBtu of gas delivered shall be calculated monthly based upon the following:

          Sumas Index Plus US$[*]MMBtu.

          Minus those related Westcoast Energy Inc. Demand Charges paid by Cascade for the applicable contract month converted to US$/MMBtu unit rate assuming a 100% load factor.

          MINUS a Reserves Standby Charge credit of US$[*]MMBtu.

(B)  RESERVES STANDBY FEE

     The Reserves Standby Fee shall be rolled over at the existing fee of US$[*]MMBtu.

Please indicate your acceptance of the foregoing by signing both copies of this letter and return one copy to WGSI for our files.

Yours truly,

WESTCOAST GAS SERVICES, INC.

Jeff A. Thompson
Director, Supply and Marketing

ACCEPTED AND AGREED TO this 31st day of October 1996

CASCADE NATURAL GAS CORPORATION

Per:  /s/  King Oberg
     ----------------
           King Oberg
Title:    Vice President, Gas Supply
      ------------------------------

[*]=CONFIDENTIAL Information omitted and filed separately with the commission

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